Exhibit 4.25.5

APPENDIX NO. 4
to Agency Agreement

No.                dt.               2006

List of Associated Operators

Ref. No.	Operator’s full name	Operator’s trade name	License number	Legal address	Physical address
1.
2.
3.

Rostelecom:

General Director OAO Rostelecom                             D.Ye. Yerokhin                             200   Seal here

Operator: General Director OJSC Sibirtelecom:                                   A.I. Nikulin                                                 2006 Seal here